ALLEGIANCE INVESTMENT TRUST
                           SUBADMINISTRATION AGREEMENT


         AGREEMENT made this ___ day of May, 1999, by and between VAN DEVENTER & HOCH (the "Administrator"), a general partnership organized under the laws of the State of California, and INVESTMENT COMPANY ADMINISTRATION, L.L.C. (the "Subadministrator"), an Arizona limited liability company.

                                   WITNESSETH:

         A. The Administrator serves as the administrator for Allegiance Investment Trust (the "Trust") and all portfolios and series thereof as indicated on Appendix A to this Agreement (a "Fund" or collectively "Funds"), subject to the overall supervision of the Board of Trustees of the Trust for the period and on the terms set forth in an Administrative Services Agreement.

         B. That Administrative Services Agreement permits to Administrator to retain various service providers to perform administrative services that are the responsibility of the Administrator. The Administrator desires to retain the Subadministrator to perform various administrative responsibilities described in this Agreement.

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

         1. In General.

         The Administrator hereby appoints the Subadministrator as subadministrator. The Subadministrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided. References to the Trust in this Agreement shall be deemed to include the Funds unless otherwise specifically indicated.

         2. Duties and Obligations of the Subadministrator.

                  (a) Subject to the direction and control of the Administrator, the Subadministrator shall be responsible for providing such services as the Administrator may reasonably request, including but not limited to (i) maintaining the Trust's books and records (other than financial or accounting books and records maintained by any custodian, transfer agent or accounting services agent); (ii) overseeing the Trust's insurance relationships; (iii) preparing for the Trust (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Trust's shareholders and Trustees and reports to and other filings with the Securities and

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         Exchange Commission and any other governmental agency (the Trust agreeing to supply or cause to be supplied to the Subadministrator all necessary financial and other information in connection with the foregoing); (iv) preparing such applications and reports as may be necessary to make notice filings or maintain the Trust's qualification or the qualification of its shares under the securities or "blue sky" laws of the various states selected by the Trust (the Administrator agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders, if any, which are directed to the Subadministrator, or if any such inquiry or communication is more properly to be responded to by the Trust's custodian, transfer agent or accounting services agent, overseeing their response thereto; (vi) overseeing all relationships between the Trust and any custodian(s), transfer agent(s) and accounting services agent(s), including the negotiation of agreements and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Subadministrator's directors, officers and employees who may be elected as officers of the Trust or Administrator to serve in the capacities in which they are elected. All services to be furnished by the Subadministrator under this Agreement may be furnished through the medium of any such directors, officers or employees of the Subadministrator.

                  (b) In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadministrator (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadministrator) the Subadministrator shall not be subject to liability to the Administrator, the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act of 1940 (the "Act") concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Administrator and/or the Trust shall indemnify the Subadministrator (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadministrator) from any liability arising from the Subadministrator's conduct under this Agreement to the extent permitted by the Trust's Declaration of Trust and applicable law.

                  (c) It is agreed that the Subadministrator shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act except for information supplied by the Subadministrator for inclusion therein.

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         3. Allocation of Expenses.

         The Subadministrator agrees that it will furnish the Trust, at the Subadministrator's expense, with all office space and facilities, and equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Subadministrator will also pay all compensation of all Trustees, officers and employees of the Trust who are affiliated persons of the Subadministrator. All costs and expenses not expressly assumed by the Subadministrator under this Agreement shall be paid by the Administrator or the Trust, as appropriate, including, but not limited to (i) interest and taxes;
(ii) brokerage fees and commissions; (iii) insurance premiums; (iv) compensation and expenses of the Trust's Trustees other than those affiliated with the Administrator or the Subadministrator; (v) legal and auditing fees and expenses;
(vi) fees and expenses of the Trust's custodian, transfer agent and accounting services agent; (vii) expenses incident to the issuance of the Trust's shares, including issuance on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the required notice filings under federal or state securities laws of the Trust or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Trust;
(x) all other expenses incidental to holding meetings of the Trust's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor; (xii) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto; and (xiii) organization costs of the Trust.

         4. Compensation of the Subadministrator.

         The Administrator agrees to pay the Subadministrator and the Subadministrator agrees to accept as full compensation for all services rendered by the Subadministrator as such, an annual fee, payable monthly, computed on the value of the net assets of the Trust as of the close of business each business day at the annual rate indicated on Appendix B to this Agreement.

         5. Duration and Termination.

                  (a) This Agreement shall become effective on the date set forth above and shall remain in force until terminated pursuant to the provisions of paragraph (b) hereof.

                  (b) This Agreement may be terminated by the Subadministrator at any time without penalty upon giving the Administrator not less than sixty (60) days' written notice (which notice may be waived by the Administrator) and may be terminated by the Administrator at any time without penalty upon giving the Subadministrator not less than sixty
         (60) days' written notice (which notice may be waived by the Subadministrator).

         6. Governing Law.

         This Agreement constitutes the entire agreement and understanding between the parties hereto, and it shall be governed and construed in accordance with the laws of the State of Arizona (without regard to conflicts of law).

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         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year first above written.

                                    VAN DEVENTER & HOCH



                                    By____________________________________



                                    INVESTMENT COMPANY
                                    ADMINISTRATION, L.L.C.



                                    By____________________________________


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                                                                      Appendix A



                           ALLEGIANCE INVESTMENT TRUST

             Funds/Portfolios of the Trust Subject to the Agreement


Fund                                                             Effective Date
----                                                             --------------


Allegiance American Value Fund                                   ________, 1999


Allegiance California Tax-Free Intermediate Bond Fund            ________, 1999


Allegiance Intermediate-Term Bond Fund                           ________, 1999


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
                                                                      Appendix B



                           ALLEGIANCE INVESTMENT TRUST

        Compensation of Subadministrator Under Section 4 of the Agreement



[List applicable fee rates for the Funds]


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